UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  March 15, 2006

Exact name of registrants as specified in
Commission	their charters, address of principal executive	IRS Employer
File Number	offices and registrants' telephone number	Identification Number
1-14465	IDACORP, Inc.	82-0505802
1-3198	Idaho Power Company	82-0130980
1221 W. Idaho Street
Boise, ID 83702-5627
(208) 388-2200

State or Other Jurisdiction of Incorporation: Idaho

None
Former name or former address, if changed since last report.

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

IDACORP, Inc.
Idaho Power Company
Form 8-K

ITEM 1.01      ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Long-Term Incentive Compensation

On March 15, 2006, the Compensation Committee (the "Committee") of the Boards of Directors of IDACORP, Inc. ("IDACORP") and Idaho Power Company ("IPC") made grants of IDACORP common stock subject to performance-based vesting conditions ("Performance Shares") under the IDACORP 2000 Long-Term Incentive and Compensation Plan.  The Boards of Directors of IDACORP and IPC approved the awards at their meeting on March 16, 2006.  The form of IDACORP 2000 Long-Term Incentive and Compensation Plan Performance Share Award Agreement (performance with two goals) is attached hereto as Exhibit 10.1.  The Named Executive Officers ("NEOs") who received Performance Shares are listed on Exhibit 10.2, which is incorporated herein by reference.

The award of Performance Shares is subject to the attainment of performance goals established by the Committee for the period January 1, 2006 through December 31, 2008 (the "Performance Period"), at the threshold, target and maximum levels.  The performance goals are a combination of: (i) cumulative earnings per share for the Performance Period, as reported on IDACORP's audited financial statements (weighted 50%) and (ii) IDACORP total shareholder return ("TSR") relative to a peer group for the Performance Period (weighted 50%).

If cumulative earnings per share are earned at the threshold level, the payout percentage is 50% of the target; target level - 100%; and maximum - 150%.  If TSR is at the 40th percentile, the payout percentage is 50% of the target; the 55th percentile - 100%; and the 75th percentile or higher - 150%.  Vesting of the Performance Shares will occur as soon as administratively practicable in the calendar year following the Performance Period to the extent performance goals are met.  Participants will receive a prorated number of shares if they retire, die or become disabled during the Performance Period, if the performance goals are met, based on the number of full months they were employed.  Participants who terminate employment for other reasons will forfeit the Performance Shares.  Participants are entitled to vote the Performance Shares during the Performance Period.  Dividends are accrued throughout the Performance Period and are paid following the Performance Period only on those Performance Shares that are earned.

ITEM 5.02      DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

On March 16, 2006, Jan B. Packwood announced his retirement as President and Chief Executive Officer of IDACORP, effective July 1, 2006.  Mr. Packwood, age 62, served as President and Chief Executive Officer of IDACORP since 1999.  He also served as Chief Executive Officer of IPC from 2002 to 2005, President and Chief Executive Officer of IPC from 1999 to 2002 and President and Chief Operating Officer of IPC from 1997 to 1999.

The IDACORP Corporate Governance Guidelines require the Chief Executive Officer to tender his resignation as a member of the IDACORP Board of Directors (the "Board") when he tenders his retirement notice to the Board.  After Mr. Packwood tendered his resignation, the Board requested that he continue to serve as a director; Mr. Packwood therefore will stand for re-election at the 2006 Annual Meeting of Shareholders.  He will also remain on the Boards of IPC.

Also on March 16, 2006, the Board elected J. LaMont Keen as President and Chief Executive Officer of IDACORP, effective July 1, 2006.  Mr. Keen, age 53, has served as Executive Vice President of IDACORP since March 1, 2002 and Chief Executive Officer and President of IPC since November 17, 2005.  Mr. Keen has been with IPC since 1974 and served as President and Chief Operating Officer of IPC from March 1, 2002 to November 17, 2005 and as Senior Vice President - Administration and Chief Financial Officer of IDACORP and IPC from May 5, 1999 to March 1, 2002.  Mr. Keen has served on the Board of Directors of IDACORP and IPC since 2004, IDACORP Technologies, Inc. since 2004 and Idaho Energy Resources Company since 1991.

Mr. Keen has a Change in Control Agreement with IDACORP that was entered into in September 1999.  The Agreement becomes effective for a three-year period upon a change in control of IDACORP.  If a change in control occurs, the Agreement provides that specified payments and benefits would be paid in the event of termination of Mr. Keen's employment (i) by IDACORP, other than for cause, death or disability, or (ii) by Mr. Keen for constructive discharge or retirement, at any time when the Agreement is in effect.  In such event, Mr. Keen would receive payment of an amount equal to two and one-half times his annual compensation, which shall be the highest combined amount of base salary and bonus received by Mr. Keen in any one of the five years preceding termination.  In addition, under this Agreement, Mr. Keen would receive (i) the immediate vesting of restricted stock granted prior to the change in control, (ii) outplacement services for 12 months not to exceed $12,000 and (iii) all benefits for a period of 24 months under the welfare benefit plans.

For these purposes "cause" means Mr. Keen's fraud or dishonesty which has resulted or is likely to result in material economic damage to IDACORP or a subsidiary of IDACORP, as determined in good faith by a vote of at least two-thirds of the non-employee directors of IDACORP at a meeting of the Board at which Mr. Keen is provided an opportunity to be heard.  "Constructive discharge" includes material failure by IDACORP to comply with the Agreement, relocation and certain reductions in compensation.

A "change in control" is defined as (i) the acquisition by a party or certain related parties of 20% or more of IDACORP's voting securities; (ii) a purchase by a person of 20% or more of the outstanding stock pursuant to a tender or exchange offer; (iii) shareholder approval of a merger or similar transaction after which IDACORP's shareholders will hold 50% or less of the voting securities of the surviving entity or (iv) a change in a majority of the Board within a 24-month period without the approval of two-thirds of the members of the Board.

A copy of the press release announcing Mr. Packwood's retirement and Mr. Keen's election is attached hereto as Exhibit 99.1

ITEM 8.01      OTHER EVENTS

On March 17, 2006, the House of Representatives of the State of Idaho (the "State") passed House Bill No. 800, which would repeal certain provisions of the Idaho Code on the use of natural water flow to recharge the Eastern Snake Plain Aquifer ("aquifer recharge").  Aquifer recharge is a process whereby Snake River water would be diverted into the southern Idaho desert in the hope of partially replacing water removed by ground water irrigation pumping.  The bill would subordinate certain water rights for hydroelectric generation to aquifer recharge.  IPC strongly opposes this bill and believes that the bill would unfairly impact IPC and its customers.

In October 1984, IPC entered into an agreement with the Idaho Governor and the Attorney General of the State to resolve litigation relating to IPC's water rights at the Swan Falls dam (the "Swan Falls Agreement").  A provision of the Swan Falls Agreement established minimum water flows and provided that water above this minimum would be subordinate to subsequent beneficial upstream uses, upon approval of such uses by the State.  "Beneficial use" is a term of art and, at that time, did not include aquifer recharge.  In 1994, the Idaho legislature adopted legislation that provided aquifer recharge was a beneficial use, but water rights for recharge were secondary to all prior perfected water rights, including water rights for power purposes that were the subject of the Swan Falls Agreement.  The effect of that 1994 legislation was to recognize that IPC's hydropower water rights on the Snake River were senior to subsequent water rights issued for aquifer recharge.

If the bill were to become law, IPC's hydroelectric generation could be reduced and IPC would have to rely on more expensive generation or purchased power to meet its customers' needs.  This would result in higher costs to IPC's customers.  The bill also may affect IPC's reliability in meeting its electrical energy demands.  IPC is unable to predict the outcome of this matter.

A copy of the press release relating to this matter is attached as Exhibit 99.2 hereto.

ITEM 9.01      FINANCIAL STATEMENTS AND EXHIBITS

(c)	Exhibits.

Number	Description
10.1	IDACORP, Inc. 2000 Long-Term Incentive and Compensation Plan, Performance Share Award Agreement (performance with two goals)
10.2	IDACORP, Inc. 2000 Long-Term Incentive and Compensation Plan Performance Share Awards (performance with two goals) to NEOs Chart
99.1	Press Release dated March 16, 2006
99.2	Press Release dated March 14, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

Dated:  March 17, 2006

IDACORP, Inc.

By:   /s/ Darrel T. Anderson
Darrel T. Anderson
Senior Vice President -
Administrative Services
and Chief Financial Officer

Idaho Power Company

By:   /s/ Darrel T. Anderson
Darrel T. Anderson
Senior Vice President -
Administrative Services
and Chief Financial Officer

INDEX TO EXHIBITS

Number	Description
10.1	IDACORP, Inc. 2000 Long-Term Incentive and Compensation Plan, Performance Share Award Agreement (performance with two goals)
10.2	IDACORP, Inc. 2000 Long-Term Incentive and Compensation Plan Performance Share Awards (performance with two goals) to NEOs Chart
99.1	Press Release dated March 16, 2006
99.2	Press Release dated March 14, 2006